                                                                   EXHIBIT 21.01

                          ESSEX GROUP, INC. (MICHIGAN)
                         SUBSIDIARIES OF THE REGISTRANT

Essex Group, Inc. .......................................................  Delaware
Essex International, Inc. ...............................................  Delaware
Essex Wire Corporation...................................................  Michigan
Diamond Wire & Cable Co. ................................................  Illinois
US Samica Corporation....................................................  Vermont
                                                                           U.S. Virgin
Essex Group Export Inc. .................................................  Islands
Interstate Industries Holdings Inc. .....................................  Delaware
Interstate Industries, Inc. .............................................  Mississippi
Essex Group Mexico Inc. .................................................  Delaware
Essex Group Mexico, S.A. de C.V. ........................................  Mexico
SX Mauritius Holding Inc. ...............................................  Mauritius